EXHIBIT 99

FOR IMMEDIATE RELEASE
August 1, 2006

Contact:     Martin A. Thomson
             Chief Executive Officer
             First Federal of Northern Michigan Bancorp, Inc.
              (989) 356-9041

                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
                     ANNOUNCES SECOND QUARTER 2006 EARNINGS


Alpena, Michigan - (August 1, 2006) First Federal of Northern Michigan Bancorp, Inc. (Nasdaq: FFNM) (the "Company") reported consolidated net earnings of $98,510, or $0.03 per share, for the quarter ended June 30, 2006, compared to a net loss of $300,306, or $0.09 per share, for the quarter ended June 30, 2005. Earnings-per-share was calculated based on weighted average outstanding shares of 3,136,545 and 3,100,021 for the periods ended June 30, 2006 and 2005, respectively.

Consolidated net earnings for the six months ended June 30, 2006 were $310,718, or $0.10 per share, compared to a net loss of $158,295, or $0.06 per share, for the six months ended June 30, 2005.

Interest income increased to $4.2 million for the three months ended June 30, 2006 from $3.7 million for the year earlier period ended June 30, 2005. Interest income for the six months ended June 30, 2006 increased to $8.2 million from $7.2 million for the six months ended June 30, 2005. The increase in interest income was due primarily to an increase in average balances of non-mortgage loans of $11.6 million from June 30, 2005 to June 30, 2006, reflecting the Company's continued emphasis on commercial lending, and an increase in yield on those loans from 6.67% to 7.62% over the same period, reflecting higher market interest rates. Also contributing to higher interest income was the increase in the average balance of available-for-sale securities of $10.9 million from June 30, 2005 to June 30, 2006, while the yield on those securities increased 47 basis points period over period.

Interest expense increased to $2.0 million for the three months ended June 30, 2006 from $1.6 million for the three months ended June 30, 2005. Interest expense for the six months ended June 30, 2006 increased to $4.0 million from $3.2 million for the six months ended June 30, 2005. The increase in interest expense was due primarily to an increase in average interest-bearing deposits of $4.1 million from the quarter ended June 30, 2005 to the quarter ended June 30, 2006, as well as an increase of 58 basis points in the cost of those funds, reflecting continued upward market pressure on deposit rates. In addition, the average balance of FHLB advances increased $8.8 million from the quarter ended June 30, 2005 to the quarter ended June 30, 2006 while the cost of those advances increased 20 basis points.

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During the  quarter  ended  June 30,  2006,  the  Company  sold $7.0  million in low-yielding investment securities and realized a loss of approximately $43,000. The proceeds from the sale of the investment securities were used to pay off high cost FHLB advances and the Company expects that by the end of calendar 2006, this strategy will result in approximately $45,000 in pre-tax earnings.

Also, during the quarter ended June 30, 2006, as required by Statement of Financial Accounting Standard (SFAS) No. 123 (Revised), the Company began expensing stock options and stock awards granted to employees and directors during the quarter, resulting in additional compensation expense of approximately $40,000 for the quarter.

Stockholders' equity was $35.4 million at June 30, 2006, a decrease of $1.2 million from December 31, 2005. Net earnings for the quarter of $98,500 were offset by a dividend declaration of $156,000 and loss in value of available-for-sale securities of $179,000. The loss in value of these securities was due to changes in interest rates and was not considered by management to be other than temporary. In addition, the Company repurchased 109,267 shares of its common stock in the current quarter and, granted 63,250 restricted shares to key managers under the 2006 Stock-Based Compensation Plan approved by the shareholders at the Company's annual meeting on May 17, 2006.

Total assets of the Company at June 30, 2006 were $284.3 million, an increase of $1.5 million, or 0.5%, over assets of $282.8 million at December 31, 2005. The asset quality of the Company remained strong, with reserves allocated in an amount the Company believes to be adequate to absorb probable losses. The ratio of total nonperforming assets to total assets was 1.55% at June 30, 2006 compared to 1.57% at December 31, 2005.

Safe Harbor Statement

This news release and other releases and reports issued by the Company, including reports to the Securities and Exchange Commission, may contain "forward-looking statements." The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company is including this statement for purposes of taking advantage of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.


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

First Federal of Northern Michigan Bancorp, Inc.
Consolidated Balance Sheet
----------------------------------------------------------------------------------------------------------------------------
                                                                        June 30, 2006               December 31, 2005
                                                                -       --------------        -     ------------------
                                                                         (Unaudited)
ASSETS Cash and cash equivalents:
Cash on hand and due from banks .......................................  $          4,653,707        $            4,497,629
Overnight deposits with FHLB ..........................................               217,403                       281,565
                                                                         --------------------        ----------------------
Total cash and cash equivalents .......................................             4,871,110                     4,779,194
Securities AFS  .......................................................            46,467,162                    53,411,609
Securities HTM ........................................................             1,775,000                     1,775,000
Loans held for sale ...................................................               355,500                             -
Loans receivable, net of allowance for loan losses of $1,523,138 and
  $1,415,764 as of June 30, 2006 and December 31, 2005, respectively ..           209,527,136                   201,183,076
Foreclosed real estate and other repossessed assets ...................               667,142                       434,823
Real estate held for investment .......................................               135,543                       352,136
Federal Home Loan Bank stock, at cost .................................             4,765,000                     4,765,000
Premises and equipment ................................................             7,888,294                     7,392,207
Accrued interest receivable ...........................................             1,262,096                     1,601,691
Intangible assets .....................................................             2,839,224                     3,088,986
Goodwill ..............................................................             1,349,854                     1,349,854
Other assets ..........................................................             2,366,900                     2,641,195
                                                                         --------------------        ----------------------
Total assets ..........................................................  $        284,269,961        $          282,774,771
                                                                         ====================        ======================


LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits ..............................................................  $        186,441,637        $          188,734,743
Advances from borrowers for taxes and insurance .......................               373,105                        27,709
Federal Home Loan Bank advances & Note Payable ........................            59,916,334                    54,403,622
Accrued expenses and other liabilities ................................             2,128,952                     2,959,111
                                                                         --------------------        ----------------------

Total liabilities .....................................................           248,860,028                   246,125,185
                                                                         --------------------        ----------------------

Commitments and contingencies .........................................                     -                             -

Stockholders' equity:
Common stock ($0.01 par value 20,000,000 shares authorized,
  3,190,999 and 3,115,510 shares issued, respectively).................                31,909                        31,155
Treasury Stock at Cost (109,267 shares)................................            (1,144,199)                            -
Additional paid-in capital ............................................            24,223,616                    23,560,462
Unearned Compensation .................................................              (590,018)                            -
Retained earnings, restricted .........................................                     -                             -
Retained earnings  ....................................................            14,703,744                    14,703,130
Unallocated ESOP ......................................................            (1,138,232)                   (1,186,940)
Accumulated other comprehensive loss...................................              (676,887)                     (458,221)
                                                                         --------------------        ----------------------
Total stockholders' equity ............................................            35,409,933                    36,649,586
                                                                         --------------------        ----------------------

Total liabilities and stockholders' equity ............................  $        284,269,961                 $ 282,774,771
                                                                         ====================        ======================

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

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Consolidated Statement of Income
-----------------------------------------------------------------------------------------------------------------------------------
                                                                       For the Three Months               For the Six Months
                                                                          Ended June 30,                     Ended June 30,
                                                                      ------------------------           ----------------------
                                                                      2006               2005            2006             2005
                                                                      ----               -----           -----            -----
                                                                            (Unaudited)                       (Unaudited)
Interest income:
Interest and fees on loans ...................................    $ 3,607,804         3,255,421      $ 7,024,417       $ 6,352,148
Interest and dividends on investments ........................        547,520           404,016        1,109,331           745,660
Interest on mortgage-backed securities .......................         43,014            63,386          107,989           130,103
                                                                  -----------        ----------      -----------       -----------
Total interest income ........................................      4,208,338         3,722,823        8,241,737         7,227,911
                                                                  -----------        ----------      -----------       -----------

Interest expense:
Interest on deposits .........................................      1,326,612         1,026,234        2,566,522         2,007,172
Interest on borrowings .......................................        757,110           617,737        1,426,457         1,235,713
                                                                  -----------        ----------      -----------       -----------
Total interest expense .......................................      2,083,722         1,643,971        3,992,979         3,242,885
                                                                  -----------        ----------      -----------       -----------

Net interest income ..........................................      2,124,617         2,078,852        4,248,758         3,985,026
Provision for loan losses ....................................        133,000           183,000          202,500           262,258
                                                                  -----------        ----------      -----------       -----------
 Net interest income after provision for loan losses .........      1,991,617         1,895,852        4,046,258         3,722,768
                                                                  -----------        ----------      -----------       -----------

Non Interest income:
Service charges and other fees ...............................        283,984           253,903          521,130           485,324
Mortgage banking activities ..................................         93,950           108,999          166,393           227,687
 Gain (loss) on sale of available-for-sale investments .......        (43,565)                -          (43,565)           13,127
Net gain on sale of premises and equipment,
  real estate owned and other repossessed assets .............          1,750           (13,958)           4,006           (18,865)
Other ........................................................          1,708           (11,910)          46,928            10,157
 Insurance & Brokerage Commissions ...........................        738,417           748,477        1,507,071         1,480,531
                                                                  -----------        ----------      -----------       -----------
Total other income ...........................................      1,076,244         1,085,511        2,201,963         2,197,961
                                                                  -----------        ----------      -----------       -----------

Non interest expenses:
Compensation and employee benefits ............................     1,614,006         1,569,472        3,158,906         3,133,756
SAIF Insurance Premiums ......................................          6,045             6,408           12,453            12,897
Advertising ..................................................         81,623            34,927          132,712            74,784
Occupancy ....................................................        332,806           311,651          702,087           626,651
Amortization of intangible assets ............................        124,880            80,305          249,761           150,886
Service Bureau Charges .......................................         91,591            84,753          177,872           174,716
Insurance & Brokerage Commission Expense .....................        279,133           317,704          547,240           598,203
Professional Services ........................................         75,083            81,260          160,418           139,916
Donation to First Federal Community Foundation ...............              -           679,940                -           679,940
Other  .......................................................        314,513           280,295          639,373           567,148
                                                                  -----------        ----------      -----------       -----------
Other expenses ...............................................      2,919,681         3,446,715        5,780,823         6,158,897
                                                                  -----------        -----------     -----------       -----------

Income before income tax expense .............................        147,820          (452,225)         467,398          (238,168)
Income tax expense ...........................................         49,310          (151,919)         156,680           (79,873)
                                                                  -----------        ----------      -----------       -----------
Net income ...................................................    $    98,510        $ (300,306)     $   310,718       $  (158,295)
                                                                  ===========        ==========      ===========       ============
-----------------------------------------------------------------------------------------------------------------------------------
Per share data:
Basic earnings per share .....................................    $      0.03        $    (0.09)     $      0.10       $     (0.06)
   Weighted average number of shares outstanding .............      3,136,545         3,100,021        3,126,700          2,379,751

Diluted earnings per share ...................................    $      0.03        $    (0.09)     $      0.10       $     (0.06)
Weighted average number of shares outstanding,
 including dilutive stock options ............................      3,137,591         3,114,215        3,127,667         2,407,168

Dividends per common share ...................................    $     0.050        $    0.050      $     0.100       $     0.104

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